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                                                                  EXHIBIT 10.7.2

                          SECOND MODIFICATION AGREEMENT

     THIS SECOND MODIFICATION AGREEMENT ("Agreement"), dated as of October 1, 2001 (this "Modification Agreement"), between BOARDRUSH MEDIA, LLC, a Vermont limited liability company having an office at 972 Putney Road, Suite 299, Brattleboro, Vermont 05301 ("Boardrush"), and j2 GLOBAL COMMUNICATIONS, INC., a Delaware corporation formerly known as JFAX.COM, INC. and having an office at 6922 Hollywood Boulevard, Suite 800, Hollywood, California 90028 ("j2").

                                   WITNESSETH:

     WHEREAS, Boardush and j2 are parties to, or payees under, the following documents and agreements:

      Pledge Agreement, dated as of March 17, 1997 (the "Pledge Agreement"), among Boardrush, j2, and Sullivan & Cromwell, as collateral agent;

      Note Agreement, dated as of March 17, 1997 (as amended by a letter agreement, dated as of June 1, 1999 and as further amended by the Modification Agreement (defined below), the "Note Agreement"), between Boardrush and j2;

      $2,250,000 Promissory Note, dated March 17, 1997 (as restated on February 26, 1999 and again restated on January 1, 2000, the "Note"), issued by Boardrush payable to j2;

      Consulting Agreement, dated March 17, 1997 (the "Consulting Agreement"), among Boardrush, j2, Jens Muller, and John F. Rieley;

      Registration Rights Agreement, dated as of March 17, 1997 (the "Registration Rights Agreement"), among j2, Boardrush, Orchard/j2 Investors, Jens Muller, John F. Rieley, Nehemia Zucker, and Anand Narasimhan; and

      Modification Agreement, dated as of January 1, 2000 (the "Modification Agreement"), between j2 and Boardrush; and

     WHEREAS, effective July 31, 2000, Boardrush paid j2 $760,618 in j2 common stock, which pursuant to Section 5.3(c) of the Note Agreement resulted in (a) the provisions of Article VI of the Note Agreement (regarding mandatory redemption of the Note in the event that the Issuer or its affiliates sells at least $6 million in value of Common Stock) becoming void and of no further force or effect and (b) the Pledge Agreement becoming void and of no further force or effect.

     WHEREAS, the parties desire to modify certain terms of the Note Agreement, the Note, and the Consulting Agreement as more fully set forth below.

     NOW, THEREFORE, for full and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Boardrush and j2 hereby agree as follows:

     1. The Extended Term (as defined in the Consulting Agreement and reduced to December 31, 2002 pursuant to the Modification Agreement) is hereby extended such that the Extended Term (and the term of the Consulting Agreement) shall expire on January 1, 2005.

     2. Section 5.3(a) of the Note Agreement (as revised by the Modification Agreement) is hereby deleted in its entirety and replaced with the following:

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    "5.3. (a) Payment Through Consulting Services. In addition to and not in
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    limitation of Section 5.2 above, during the period beginning on March 17,
    1999 and ending on January 1, 2005, the Issuer shall effect payment of the Notes through an extension, for an additional period of approximately five and one-half years commencing on March 17, 1999 and ending on January 1, 2005 (the "Extended Term"), of the Consulting Agreement entered into between the Issuer and the Investor simultaneously with the Closing (the "Consulting Agreement"). Such payment of the Notes through services rendered pursuant to such Consulting Agreement shall be deemed to include both principal and interest, with reductions in principal to be calculated as follows: (i) $37,500 per month during the period commencing March 17, 1999 and continuing through and including September 30, 2001; (ii) $14,423.08 per month during the period commencing October 1, 2001 and continuing through and including December 31, 2004; and (iii) prepayment on July 31, 2000, pursuant to
    Section 5.3(b) below, of Common Stock having a Fair Market Value on July 31, 2000 equal to $760,618; provided, however, that the parties agree that the principal reduction for the each calendar year during the Extended Term beginning with calendar year 2000 shall not occur on a monthly basis and shall not be deemed earned until January 1 of the following calendar year, on which date the reductions in principal for the applicable calendar year shall be deemed earned in full (for example, effective January 1, 2001, the $450,000 reduction in principal for calendar year 2000 shall be deemed earned in full; effective January 1, 2002, the $380,769.24 reduction in principal for calendar year 2001 shall be deemed earned in full; and effective January 1, 2003, the $173076.96 reduction in principal for calendar year 2002 shall be deemed earned in full. Any and all interest on the Notes accruing during the Extended Term shall be deemed paid in arrears on the last Business Day of each month occurring during the Extended Term. Any termination during the Extended Term of Consulting Agreement (with the single exception of termination thereof for Cause as defined in the Consulting Agreement), whether as a result of death, disability or other reason, shall have the effect of accelerating the performance of such extended Consulting Agreement to the date of termination, and the Notes shall be deemed to have been prepaid in part in accordance with the second sentence of this Section 5.3(a) at such time. However, in the case of any termination during the Extended Term of the Consulting Agreement for Cause as defined in the Consulting Agreement, there shall be no deemed prepayment of the Notes (only payments deemed earned in full pursuant to the second sentence of this Section 5.3(a) shall be applied against the Notes). The parties further agree that any cash payments made by the Company to the Issuer under the Consulting Agreement during the Extended Term shall reduce dollar-for-dollar the deemed principal reduction discussed in the second sentence of this Section 5.3(a).

     3.The parties agree that the Note is hereby amended and restated in its entirety in the form of a Second Amended and Restated Promissory Note delivered by Boardrush to j2 concurrently with the execution of this Agreement.

     4. Article 2 of the Consulting Agreement is hereby deleted in its entirety and replaced with the following:

     "2. Term. The term of the LLC's consultancy shall, unless otherwise terminated pursuant to this Agreement, be for a period commencing with the date hereof and ending on March 17, 1999 ("Initial Term"). If during the period of 15 to 30 days prior to termination of the Initial Term, that certain Note issued by the LLC in favor of the Company, dated even date hereof (the "Note", provided that such term also includes any Note or Notes issued upon transfer of exchange thereof), issued pursuant to the Note Agreement dated even date hereof between LLC and the Company (the "Note Agreement"), has not been paid in full by the LLC, the LLC shall have the right, provided that the other requirements of
Section 5.3 of the Note Agreement are complied with, to send a notice to the Company requesting an extension of the term of this Agreement for an additional period ending on January 1, 2005, and this Agreement shall be deemed to have been extended through January 1, 2005 (the "Extended Term"). In the performance of the foregoing services, the LLC

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    agrees to make the Consultants available at the reasonable convenience of each Consultant for consultations with the Company estimated to average: (a) three (3) to four (4) days each per week during the initial period of three
    (3) months, commencing on the date hereof, (b) two (2) to three (3) days each per month during the remaining months of the Initial Term, (c) no more than two (2) days each per month during any month of the Extended Term through September 30, 2001, and (d) no more than one (1) day each per month during the balance of the Extended Term. In no event shall either of the Consultants be obligated to be available for more than: (i) four (4) days per week during the first three (3) months of the Initial Term of this Agreement, (ii) three (3) days per month thereafter until the expiration of the Initial Term, (iii) two (2) days per month during the Extended Term through September 30, 2001, and (iv) one (1) day per month during the balance of the Extended Term. For purposes of this Article 2, a "day" shall be defined as a workday of no more than eight (8) hours."

     5. Except as expressly modified herein, the Note Agreement, the Consulting Agreement, and the Registration Rights Agreement remain unmodified and in full force and effect. The parties hereto expressly ratify and reaffirm the terms of these agreements as modified by the Modification Agreement and this Agreement.

     6. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

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     IN WITNESS WHEREOF, the parties have caused their respective authorized representatives to sign this Agreement as of the date first written above and each of the undersigned hereby represents and warrants that he is authorized to execute this Agreement on behalf of the respective party to this Agreement and that this Agreement when executed by such party shall become a valid and binding obligation enforceable by and against such party in accordance with its terms.

                                            BOARDRUSH MEDIA, LLC


                                            By  /s/ Jaye Muller
                                              ----------------------
                                            Jaye Muller
                                            Manager

                                            j2 GLOBAL COMMUNICATIONS, INC.

                                            By: /s/ Richard S. Ressler
                                                -------------------------
                                            Richard S. Ressler
                                            Chairman of the Board

                                                     /s/ Jaye Muller
                                            ---------------------------
                                            Jaye Muller*

                                                     /s/ Jack Rieley
                                            ---------------------------
                                            Jack Rieley*

*Solely for purposes of agreeing to the amendment to the Consulting Agreement set forth in Section 4 above.



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